Exhibit 10.1
CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WIH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
AMENDMENT NO. 1
TO THE
PROPPANT SUPPLY AGREEMENT
     THIS AMENDMENT NO. 1 TO THE PROPPANT SUPPLY AGREEMENT (this “Amendment”), dated as of February 28, 2011, is entered into by and between CARBO Ceramics Inc., a Delaware corporation (“Seller”), and Halliburton Energy Services, Inc., a Delaware corporation (“Buyer”). Defined terms used herein, but not otherwise defined, shall have such meanings as are set forth in the Supply Agreement (as defined below).
RECITALS
     WHEREAS, reference is herein made to that certain Proppant Supply Agreement by and between Seller and Buyer dated August 28, 2008 (the “Supply Agreement”); and
     WHEREAS, Seller and Buyer desire to amend the Supply Agreement as set forth herein in accordance with Section 11.3 of the Supply Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
1. Amendments to the Supply Agreement.
     (a) Article I. The definition “Prioritize” in Article I of the Supply Agreement is hereby amended and restated in its entirety by the following:
“Prioritize” means that in the event of applicable Seller Product shortages, Seller shall use commercially reasonable efforts to fill the orders of Buyer and the Buyer Beneficiaries before orders from other parties for the identical Product made under similar circumstances, including the Geographic Region for which the order is placed. Buyer and Seller agree that Seller shall have satisfied its obligation to use commercially reasonable efforts hereunder if Seller makes available to Buyer in one or more Geographic Regions a percentage of Seller’s actual annual manufactured output as follows in the table below; provided, however, that in no event shall Seller’s commercially reasonable efforts require it to provide more than [***] of Product multiplied by the applicable percentage of actual manufactured output set forth in the table below:

Percentage of Actual
Calendar Year	Manufactured Output
2011	[***]%
2012	[***]%
2013 and each calendar year thereafter during the term of the Agreement	[***]%
     (b) Section 2.1. Section 2.1 of the Supply Agreement is hereby amended and restated in its entirety by the following:
“2.1 Agreement to Purchase Products. Beginning on the Effective Date and throughout the term of this Agreement, Buyer hereby agrees that it and its Affiliates shall purchase at least [***]% of their total global Product requirements from Seller each calendar year, as further described herein (the “Purchase Commitment”). In addition, Buyer and its Affiliates shall use commercially reasonable efforts to purchase at least [***]% of their total international Product requirements (excludes the United States) from Seller each calendar year. Notwithstanding the foregoing, in no event shall Buyer or its Affiliates be prohibited from purchasing products on the market from third parties which are similar to the Products, even if such third party is a competitor of Seller. Each Buyer Beneficiary shall execute an Affiliate Addendum before being able to purchase CARBO Products under the terms of this Agreement, using the form set forth herein as Exhibit A. Each Affiliate Addendum shall (a) incorporate the terms of this Agreement, and (b) contain such other provisions as may be reasonably necessary to comply with the applicable laws and regulations of the jurisdiction in which the Buyer Beneficiary is located.”
     (c) Section 3.1. Section 3.1 of the Supply Agreement is hereby amended and restated in its entirety by the following:
“3.1 Selling Price.
     (a) Seller shall sell, and shall cause its Affiliates to sell, each CARBO Product to Buyer or the Buyer Beneficiaries, as applicable, at the then current Base Selling Price, less any discount set forth in Section 3.2 below. Base Selling Prices shall be calculated for each Seller Product Line on a three-month basis for each Geographic Region and Seller shall send Buyer a written report that sets forth the Base Selling Price by Seller Product Line in each Geographic Region (a “Pricing Report”), as set forth in the table below; provided, however, that the Pricing Report delivered to Buyer on March 1, 2011, shall be based on the period commencing on January 1, 2011, and ending on February 28, 2011. The Base Selling Price in each Pricing Report shall be effective on the first day of the month following delivery of the Pricing Report to Buyer by Seller.

Period Basis for	Delivery Date of	Effective Date of
Pricing Report	Pricing Report	Pricing Report
December 1 — February 28 (February 29, as applicable)	March 1	April 1
March 1 — May 31	June 1	July 1
June 1 — August 31	September 1	October 1
September 1— November 30	December 1	January 1
(b) From time to time during the term of this Agreement, Buyer and Seller may also enter into special written pricing arrangements for Seller Product Lines in particular Geographic Regions. Any such arrangements shall be specified in a written document executed by both Parties.”
     (d) Section 3.2. Section 3.2 of the Supply Agreement is hereby amended and restated in its entirety by the following:
“3.2 Discount. During the term of this Agreement, Buyer and Buyer Beneficiaries shall receive a [***]% discount from the Base Selling Price for each Seller Product sold pursuant to this Agreement.”
     (e) Section 3.3. Section 3.3 of the Supply Agreement is hereby deleted in its entirety and replaced with “[Intentionally omitted.],” and all references to Section 3.3 in the Supply Agreement are hereby deleted.
     (f) Section 4.1. In order to correct an error in the equation to calculate Actual Purchase Percentage in Section 4.1 of the Supply Agreement, “100%” is hereby replaced with “100” in such equation.
     (g) Section 6.1. Section 6.1 of the Supply Agreement is hereby deleted in its entirety and replaced with “[Intentionally omitted.],” and all references to Section 6.1 in the Supply Agreement are hereby deleted.
     (h) Section 7.1. Section 7.1 of the Supply Agreement is hereby amended and restated in its entirety by the following:
“7.1 Term. The term of this Agreement shall be for a period beginning on the Effective Date and ending on January 15, 2016, unless earlier terminated in accordance with the provisions of this Agreement or extended by agreement of the Parties. Unless provided otherwise in this Agreement, upon termination of this Agreement, neither Party shall have any liability or obligation under this Agreement of any kind.”
     2. Ratification. Except as expressly modified and amended by this Amendment, the Supply Agreement is ratified and confirmed in all respects and shall continue in full force and effect.
     3. Governing Law. This Amendment shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the

State of Delaware applicable therein, without giving effect to the conflicts of laws principles thereof, and specifically excludes the U.N. Convention on Contracts for International Sale of Goods.
     4. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed shall be deemed an original and all of which shall constitute one and the same agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

SELLER: CARBO CERAMICS INC.
By:	/s/ Gary Kolstad
Name: Gary Kolstad
Title: President and Chief Executive Officer

BUYER: HALLIBURTON ENERGY SERVICES, INC.
By:	/s/ David M. Adams
Name: David M. Adams
Title: Vice President

Signature Page — Amendment No. 1 to the Proppant Supply Agreement